Exhibit 5.02

T 212.218.2142

F 212.307.5598

JNOstrager@Venable.com

June 2, 2021

Flex Ltd.

2 Changi South Lane

Singapore  486123

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Flex Ltd., a company organized under the laws of Singapore (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, of (i) ordinary shares, no par value and (ii) debt securities of the Company, which may be issued in one or more series (the “Debt Securities”). Unless otherwise specified in the applicable prospectus supplement, the Debt Securities will be issued under the Indenture, dated as of June 6, 2019 between the Company, acting through its Bermuda branch, and U.S. Bank National Association, as trustee (the “Base Indenture”).

In rendering the opinion expressed below, we have examined originals or copies of the Base Indenture and such other agreements, instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.  In our examination of the aforesaid documents, we have assumed, without any independent investigation or verification of any kind, the legal capacity of all persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals or duplicate originals, and the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.

In connection with the opinion expressed below, we also have assumed that, at the time of the issuance, sale and delivery of any series of Debt Securities (i) the Registration Statement (including all necessary post-effective amendments), will be effective under the Securities Act, (ii) the Base Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) an appropriate prospectus supplement with respect to such Debt Securities shall have been prepared, delivered and filed with the Commission in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) a definitive purchase, underwriting or similar agreement with respect to such Debt Securities shall have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto, (v) the terms and conditions of such Debt Securities shall have been duly established by a supplemental indenture in accordance with the terms and conditions of the Base Indenture (such supplemental indenture together with the Base Indenture, the “Applicable Indenture”), (vi) the Applicable Indenture shall have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the relevant trustee, (vii) such Debt Securities shall have been duly authorized by all necessary corporate or other action of the Company and duly executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the Applicable Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, (viii) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all other necessary corporate action to approve the issuance, sale and terms of such Debt Securities, and (ix) each of the parties to the Applicable Indenture, such Debt Securities and the applicable definitive purchase, underwriting or similar agreement has the power, corporate or otherwise, to enter into, deliver and perform all of its obligations thereunder.

Flex Ltd.

June 2, 2021

Based upon the foregoing and subject to the further assumptions, qualifications and limitations set forth below, we are of the opinion that, with respect to any series of Debt Securities to be offered and sold by the Company, such Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

Our opinion is subject to the effects of (a) bankruptcy, insolvency (including, without limitation, all laws relating to preferences, fraudulent transfers and fraudulent conveyances), suspension of payments, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, (b) general equitable principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of any purported waiver of such concepts), regardless of whether enforcement is sought in a proceeding at law or equity, (c) principles limiting the availability of the remedy of specific performance or injunctive relief, (d) an implied covenant of good faith and fair dealing, (e) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (f) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States, and (g) generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification or contribution of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, gross negligence, recklessness, willful misconduct or unlawful conduct, (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (v) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums or penalties upon acceleration or (vi) limit the waiver of rights under usury laws. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Debt Securities or the Applicable Indenture. Furthermore, the manner in which any particular issue relating to the opinion would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it.

Flex Ltd.

June 2, 2021

In addition, in rendering the foregoing opinion, we have assumed that (i) the Company is, and will at the time of the issuance, sale and delivery of any series of Debt Securities be, validly existing as a corporation in good standing under Singapore law, (ii) each series of Debt Securities and the Applicable Indenture governing such series of Debt Securities will be governed by the internal laws of the State of New York, (iii) each Applicable Indenture and the applicable definitive purchase, underwriting or similar agreement will constitute legally valid and binding obligations of each of the parties thereto other than, solely under the laws of the State of New York, the Company, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Applicable Indentures and the applicable definitive purchase, underwriting or similar agreements as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

The foregoing opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion is limited to questions arising under the laws of the State of New York as in effect on the date hereof, and we express no opinion as to any law other than the laws of such jurisdiction. Without limiting the generality of the foregoing, this opinion does not cover any matters arising under the laws of the jurisdiction of organization of the Company, or other political subdivisions thereof, or under any treaties or conventions to which such jurisdiction may be a party, or by which it may be bound.

Flex Ltd.

June 2, 2021

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are (i) “experts” within the meaning of Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder or (ii) within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Venable LLP